UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

DIVERSIFIED HEALTHCARE TRUST
(Name of Registrant as Specified In Its Charter)

Flat footed, llc marc andersen
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Flat Footed LLC, a Delaware limited liability company (“Flat Footed”), together with the other participant named herein, has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with its opposition to proposals to be presented at the special meeting of shareholders (the “Special Meeting”) of Diversified Healthcare Trust, a Maryland corporation (the “Company”).

Item 1: On August 2, 2023, Flat Footed issued the following press release:

Flat Footed LLC Releases Presentation Regarding the Flawed, Value-Destructive Merger of Diversified Healthcare Trust and Office Properties Income Trust

Urges Fellow Shareholders of DHC to Visit www.SaveDHC.com to Download the Presentation and Obtain Information Regarding How to Vote AGAINST the Deal on the GOLD Proxy Card

WILSON, Wyo.--(BUSINESS WIRE)--Flat Footed LLC (together with its affiliates, “FFL”), a top shareholder of Diversified Healthcare Trust (Nasdaq: DHC) (“DHC” or the “Company”) and the owner of approximately 9.8% of the Company’s outstanding common shares, today released a presentation detailing why shareholders should reject the proposed merger with Office Properties Income Trust (Nasdaq: OPI) (“OPI”).

***

FFL Urges Fellow Shareholders to Vote AGAINST ALL of DHC’s Proposals on the GOLD Proxy Card at the Company’s August 30th Special Meeting.

Voting AGAINST DHC’s Merger with OPI and the Company’s Adjournment Proposal Can Protect the Value of Your Investment.

Visit www.SaveDHC.com for FFL’s Presentation and to Obtain Information on How to Vote the GOLD Proxy Card.

***

About Flat Footed

Flat Footed LLC is a special situation, value-oriented investment management firm focused on leveraged, asset-heavy companies with complex capital structures. The Flat Footed LLC team has cumulatively managed $2.8 billion since founding their first fund together in 1999. For more information, visit www.flatfootedllc.com.

Contacts

For Investors:

Flat Footed LLC

ir@flatfootedllc.com

Okapi Partners LLC

Mark Harnett

(212) 297-0720

mharnett@okapipartners.com

For Media:

Longacre Square Partners

Greg Marose / Aaron Rabinovich, 646-386-0091

FFL@longacresquare.com

Item 2: Also on August 2, 2023, Flat Footed issued an updated Investor Presentation titled “The Case for Voting AGAINST the Proposed DHC-OPI Merger,” a previous version of which was previously filed with the SEC. The Investor Presentation includes a new slide addressing the Issuer’s earnings call, which occurred on August 1, 2023. A copy of the Investor Presentation is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 3: Also on August 2, 2023, Flat Footed posted the Investor Presentation, which was previously filed with the SEC, and the following materials to www.SaveDHC.com:

SAVE DHC

About Flat Footed | Reasons To Vote AGAINST | Investor Resources | Contact Us | How To Vote GOLD

Save Diversified Healthcare Trust

The proposed merger with OPI undervalues DHC while enriching both REITs' external manager, RMR Group, at shareholders' expense.

View Our Presentation on the Case for Voting AGAINST the DHC-OPI Proposed Merger

Flat Footed LLC is a significant investor across DHC's capital structure, making us fully aligned with the long-term success of the Company.

We have identified superior alternatives to address DHC's near-term debt maturities and maximize value for all stakeholders.

We urge our fellow shareholders to vote AGAINST the proposed merger on the GOLD Proxy Card at the Special Meeting on August 30th.

Reasons to Vote AGAINST the Proposed Merger

LEARN MORE

Learn How to Vote the GOLD Proxy Card

HOW TO VOTE

INVESTOR CONTACT

Flat Footed LLC
ir@flatfootedllc.com

MEDIA CONTACT

Longacre Square Partners
Greg Marose / Charlotte Kiaie,
646-386-0091
FFL@longacresquare.com

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